Exhibit 3.2

BYLAWS

OF

APPLIED DNA SCIENCES, INC.

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4.2	COMMITTEE MINUTES	14
4.3	MEETINGS AND ACTION OF COMMITTEES	15
ARTICLE V	OFFICERS	15
5.1	OFFICERS	15
5.2	APPOINTMENT OF OFFICERS	16
5.3	SUBORDINATE OFFICERS	16
5.4	REMOVAL AND RESIGNATION OF OFFICERS	16
5.5	VACANCIES IN OFFICES	16
5.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS	16
5.7	AUTHORITY AND DUTIES OF OFFICERS	17
ARTICLE VI	RECORDS AND REPORTS	17
6.1	MAINTENANCE AND INSPECTION OF RECORDS	17
6.2	INSPECTION BY DIRECTORS	17
ARTICLE VII	GENERAL MATTERS	17
7.1	CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS	17
7.2	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	17
7.3	STOCK CERTIFICATES; PARTLY PAID SHARES	18
7.4	SPECIAL DESIGNATION ON CERTIFICATES	18
7.5	LOST CERTIFICATES	18
7.6	DIVIDENDS	19
7.7	FISCAL YEAR	19
7.8	SEAL	19
7.9	TRANSFER OF STOCK	19
7.10	STOCK TRANSFER AGREEMENTS	19
7.11	REGISTERED STOCKHOLDERS	19
7.12	WAIVER OF NOTICE	20
ARTICLE VIII	NOTICE BY ELECTRONIC TRANSMISSION	20
8.1	NOTICE BY ELECTRONIC TRANSMISSION	20
8.2	DEFINITION OF ELECTRONIC TRANSMISSION	21
8.3	INAPPLICABILITY	21
ARTICLE IX	INDEMNIFICATION OF DIRECTORS AND OFFICERS	21
9.1	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION	21
9.2	POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION	22
9.3	AUTHORIZATION OF INDEMNIFICATION	22
9.4	GOOD FAITH DEFINED	23
9.5	INDEMNIFICATION BY A COURT	23

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9.6	EXPENSES PAYABLE IN ADVANCE	23
9.7	NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	24
9.8	INSURANCE	24
9.9	CERTAIN DEFINITIONS	24
9.10	SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	25
9.11	LIMITATION ON INDEMNIFICATION	25
9.12	INDEMNIFICATION OF EMPLOYEES AND AGENTS	25
9.13	EFFECT OF AMENDMENT OR REPEAL	25
ARTICLE X	MISCELLANEOUS	26
10.1	PROVISIONS OF CERTIFICATE GOVERN	26
10.2	CONSTRUCTION; DEFINITIONS	26
10.3	SEVERABILITY	26
10.4	AMENDMENT	26

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BYLAWS

OF

APPLIED DNA SCIENCES, INC.

ARTICLE I

CORPORATE OFFICES

1.1           REGISTERED OFFICE.

The registered office of Applied DNA Sciences, Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate”).

1.2           OTHER OFFICES.

The Company’s Board of Directors (the “Board”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal place of business.

2.2           ANNUAL MEETING.

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board.  At the annual meeting, directors shall be elected and any other proper business may be transacted.

2.3           SPECIAL MEETING.

Unless otherwise required by law or the Certificate, special meetings of the stockholders may be called at any time, for any purpose or purposes, only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) by the Board acting pursuant to a resolution adopted by a majority of the Board.

2.4           NOTICE OF STOCKHOLDERS’ MEETINGS.

All notices of meetings of stockholders shall be sent or otherwise given in accordance with either Section 2.5 or Section 8.1 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise required by applicable law.  The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purposes for which the meeting is called.  Any previously scheduled meeting of stockholders may be postponed, and, unless the Certificate provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the Board members then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Whenever notice is required to be given, under the DGCL, the Certificate or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the DGCL, the Certificate or these bylaws, to any stockholder to whom (A) notice of two (2) consecutive annual meetings or (B) all, and at least two (2), payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.  In the event that the action taken by the corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL.

The exception in subsection (A) of the above paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

2.5           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be given:

(A)            if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Company’s records;

(B)            if electronically transmitted, as provided in Section 8.1 of these bylaws; or

(C)            otherwise, when delivered.

An affidavit of the secretary or an assistant secretary of the Company or of the transfer agent or any other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice may be waived in accordance with Section 7.12 of these bylaws.

2.6           QUORUM.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7           ADJOURNED MEETING; NOTICE.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the continuation of the adjourned meeting, the Company may transact any business that was permitted to have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.4 and Section 2.5 of these bylaws.

2.8           ADMINISTRATION OF THE MEETING.

Meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer of the Company.  If both the Chairman of the Board and the Chief Executive Officer will not be present at a meeting of stockholders, such meeting shall be presided over by such chairman as the Board shall appoint, or, in the event that the Board shall fail to make such appointment, any officer of the Company appointed by the Board.  The secretary of the meeting shall be the secretary of the Company, or, in the absence of the secretary of the Company, such person as the chairman of the meeting appoints.

The Board shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s), who may include individual(s) who serve the Company in other capacities, including without limitation as officers, employees or agents, to act at the meeting of stockholders and make a written report thereof.  The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act.  If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspector(s) to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL and other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting).

2.9           VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as otherwise provided in the provisions of Section 213 of the DGCL (relating to the fixing of a date for determination of stockholders of record), each stockholder shall be entitled to that number of votes for each share of capital stock held by such stockholder as set forth in the Certificate, or in the case of shares of Preferred Stock, by resolution of the Board.

In all matters, other than the election of directors and except as otherwise required by law, the Certificate or these bylaws, the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The stockholders of the Company shall not have the right to cumulate their votes for the election of directors of the Company.

2.10           STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividend or liquidation rights, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

2.11           RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not fix a record date in accordance with these bylaws and applicable law:

(A)            The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(B)            The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.12           PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the secretary of the Company, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13           LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Company shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the Company’s principal place of business.

In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

2.14           NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(A)            Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board, or (c) by any stockholder of the Company who (i) was a stockholder of record of the Company at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Company, (ii) shall be entitled to vote at such meeting, and (iii) complies with the notice procedures set forth in this Section 2.14 as to such nomination or business.  Clause (c) shall be the exclusive means for a stockholder to (x) submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act and set forth in the Company’s notice of meeting) or (y) make nominations before an annual meeting of stockholders.

(2)           Without qualification, for nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.14(A)(1)(c), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).  In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be in proper form, a stockholder’s notice to the Secretary (whether pursuant to this Section 2.14(A)(2) or Section 2.14(B)) shall set forth:

(a)            as to each person, if any, whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.15;

(b)            if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c)            as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, if any, (ii)(A) the class or series and number of shares of capital stock of the Company that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 2.14, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends on the shares of capital stock of the Company owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (F) any proportionate interest in shares of capital stock of the Company or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (A) through (G) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, (y) not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date and (z) 10 days before the annual meeting date, (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Company, including with respect to qualifications established by any committee of the Board (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company; and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(3)           Notwithstanding anything in the second sentence of Section 2.14(A)(2) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(B)            Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that the directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.14 is delivered to the Secretary of the Company and at the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.14.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice in the same form as required by Section 2.14(A)(2) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.15) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)            General.

(1)           Subject to Section 3.13, only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.14.  Except as otherwise provided by law, the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”) or these bylaws, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14 and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(2)           For purpose of this Section 2.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)           Nothing in this Section 2.14, shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

2.15         SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14 of these bylaws) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Company.

ARTICLE III

DIRECTORS

3.1           POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2           NUMBER OF DIRECTORS.

The Board shall consist of one or more members, each of whom shall be a natural person. The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3           ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

Directors need not be stockholders unless so required by the Certificate or these bylaws. The Certificate or these bylaws may prescribe other qualifications for directors.  Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

3.4           RESIGNATION AND VACANCIES.

Any director may resign at any time upon written notice or by electronic transmission to the Company.

Vacancies occurring on the Board of Directors for any reason and newly created directorships, resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors.  A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified.

3.5           PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6           REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7           SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, at any time when there is no Chief Executive Officer, the President, or a majority of the authorized number of directors.  The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting.

Notice of the time and place of special meetings shall be:

(A)            delivered personally by hand, by courier or by telephone;

(B)            sent by United States first-class mail, postage prepaid;

(C)            sent by facsimile; or

(D)            sent by electronic mail,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director.  The notice need not specify the place of the meeting if the meeting is to be held at the Company’s principal executive office nor the purpose of the meeting.

3.8           QUORUM.

Except as otherwise required by law or the Certificate, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 3.2 of these bylaws) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of these bylaws.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate or these bylaws.

3.9           WAIVER OF NOTICE.

Whenever notice is required to be given under any provisions of the DGCL, the Certificate or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

3.10           BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11           ADJOURNED MEETING; NOTICE.

If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12           FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.13           REMOVAL OF DIRECTORS.

Any director may be removed from the Board of Directors by the stockholders of the Company only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS.

The Board may designate one or more committees, each committee to consist of one or more of the directors of the Company.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise such lawfully delegable powers and duties as the Board may confer.

4.2           COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report to the Board when required.

4.3           MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(A)            Section 3.5 (relating to place of meetings and meetings by telephone);

(B)            Section 3.6 (relating to regular meetings);

(C)            Section 3.7 (relating to special meetings and notice);

(D)            Section 3.8 (relating to quorum);

(E)            Section 3.9 (relating to waiver of notice);

(F)            Section 3.10 (relating to action without a meeting); and

(G)            Section 3.11 (relating to adjournment and notice of adjournment)

of these bylaws, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members.

Notwithstanding the foregoing:

(i)           the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)          special meetings of committees may also be called by resolution of the Board or by resolution of the committee; and

(iii)         notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1           OFFICERS.

The officers of the Company shall be a President and a Secretary.  The Company may also have, at the discretion of the Board, a Chairman of the Board, a vice chairman of the Board, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws.

Any number of offices may be held by the same person.

5.2           APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  A failure to elect officers shall not dissolve or otherwise affect the Company.

5.3           SUBORDINATE OFFICERS.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President of the Company to appoint, such other officers and agents as the business of the Company may require.  Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4           REMOVAL AND RESIGNATION OF OFFICERS.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Company.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5           VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Company may only be filled by the Board or as provided in Section 5.3 of these bylaws.

5.6           REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The Chairman of the Board or the Chief Executive Officer, or any other person authorized by the Board, the Chairman of the Board or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of this Company all rights incident to any and all shares or other equity interests of any other Company or entity standing in the name of this Company.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7           AUTHORITY AND DUTIES OF OFFICERS.

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board.

ARTICLE VI

RECORDS AND REPORTS

6.1           MAINTENANCE AND INSPECTION OF RECORDS.

The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Company may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL.  When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

6.2           INSPECTION BY DIRECTORS.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VII

GENERAL MATTERS

7.1           CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

7.2           EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

Except as otherwise provided in these bylaws, the Board, or any officers of the Company authorized thereby, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances.

7.3           STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Company by the Chairman of the Board or a vice-chairman of the Board, or the President or vice-president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Company representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.4           SPECIAL DESIGNATION ON CERTIFICATES.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.5           LOST CERTIFICATES.

Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time.  The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.6           DIVIDENDS.

The Board, subject to any restrictions contained in either (a) the DGCL or (b) the Certificate, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The Board may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

7.7           FISCAL YEAR.

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

7.8           SEAL.

The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board.  The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.9           TRANSFER OF STOCK.

Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company.  Except where a certificate is issued in accordance with Section 7.5 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

7.10         STOCK TRANSFER AGREEMENTS.

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

7.11         REGISTERED STOCKHOLDERS.

The Company:

(A)           shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(B)            shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.12         WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws.

ARTICLE VIII

NOTICE BY ELECTRONIC TRANSMISSION

8.1           NOTICE BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate or these bylaws, any notice to stockholders given by the Company under any provision of the DGCL, the Certificate or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Company.  Any such consent shall be deemed revoked if:

(A)           the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and

(B)           such inability becomes known to the secretary or an assistant secretary of the Company or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)         if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)        if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)       if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)       if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.2           DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, including without limitation an email communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.3           INAPPLICABILITY.

Notice by a form of electronic transmission shall not apply to Section 164 (relating to failure to pay for stock; remedies), Section 296 (relating to adjudication of claims; appeal), Section 311 (relating to revocation of voluntary dissolution), Section 312 (relating to renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (relating to attachment of shares of stock or any option, right or interest therein) of the DGCL.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1           POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 9.3 of these bylaws, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2           POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

Subject to Section 9.3 of these bylaws, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person (or the legal representative of such person) is or was a director or officer of the Company or any predecessor of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3           AUTHORIZATION OF INDEMNIFICATION.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be.  Such determination shall be made, with respect to a person who is either a director or officer at the time of such determination or a former director or officer, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination).  To the extent, however, that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4           GOOD FAITH DEFINED.

For purposes of any determination under Section 9.3 of these bylaws, to the fullest extent permitted by applicable law, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise.  The term “another enterprise” as used in this Section 9.4 shall mean any other Company or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent.  The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be.

9.5           INDEMNIFICATION BY A COURT.

Notwithstanding any contrary determination in the specific case under Section 9.3 of this Article IX, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 and Section 9.2 of these bylaws.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.1 or Section 9.2 of these bylaws, as the case may be. Neither a contrary determination in the specific case under Section 9.3 of these bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 9.5 shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

9.6           EXPENSES PAYABLE IN ADVANCE.

To the fullest extent not prohibited by the DGCL, or by any other applicable law, expenses incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advance of expenses incurred by any person in his or her capacity as a director or officer (and not in any other capacity) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article IX.

9.7           NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 9.1 and Section 9.2 of these bylaws shall be made to the fullest extent permitted by law.  The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 of these bylaws but whom the Company has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.  The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

9.8           INSURANCE.

To the fullest extent permitted by the DGCL or any other applicable law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director, officer, employee or agent of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.9           CERTAIN DEFINITIONS.

For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent Company, or is or was a director or officer of such constituent Company serving at the request of such constituent Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving Company as such person would have with respect to such constituent Company if its separate existence had continued.  For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

9.10         SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

The rights to indemnification and advancement of expenses conferred by this Article IX shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

9.11         LIMITATION ON INDEMNIFICATION.

Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 9.5 of these bylaws), the Company shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Company.

9.12         INDEMNIFICATION OF EMPLOYEES AND AGENTS.

The Company may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article IX to directors and officers of the Company.

9.13         EFFECT OF AMENDMENT OR REPEAL.

Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of the Certificate or the bylaws inconsistent with this Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

MISCELLANEOUS

10.1         PROVISIONS OF CERTIFICATE GOVERN.

In the event of any inconsistency between the terms of these bylaws and the Certificate, the terms of the Certificate will govern.

10.2         CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

10.3         SEVERABILITY.

In the event that any bylaw or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remaining bylaws will continue in full force and effect.

10.4         AMENDMENT.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal these bylaws.  The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal these bylaws.  No bylaw hereafter legally amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such bylaw had not been amended, altered or repealed.

CERTIFICATE OF AMENDMENT TO THE
BYLAWS
OF
APPLIED DNA SCIENCES, INC.

FIRST: The Bylaws (“Bylaws”) of Applied DNA Sciences, Inc., a Delaware corporation (the “Corporation”) have been amended as follows:

Section 2.6 of Article II of the Bylaws shall be amended and restated in its entirety to state as follows:

“2.6           QUORUM.

The holders of one-third of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting (ii) the Chief Executive Officer of the Company or (iii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.”

SECOND:   The foregoing amendment has been duly adopted on or approximately on the date hereof in accordance with applicable provisions of the Bylaws.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Bylaws to be signed by its Chief Executive Officer, on Thursday, November 7, 2024.

[Signature Page Follows]

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward

Name:	James A. Hayward
Title:	President and Chief Executive Officer

[Signature Page to Certificate of Amendment]